UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2022

IMARA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39247	81-1523849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue, 6th Floor Boston, MA		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 206-2020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IMRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On April 12, 2022, the Board of Directors (“Board”) of IMARA Inc. (the “Company”) approved a reduction of the Company’s workforce (the “Workforce Reduction”) by approximately 83% across all areas of the Company, to a total of six remaining full-time employees.  The Workforce Reduction follows the Company’s decision, further described below, to discontinue development of tovinontrine (IMR-687) in sickle cell disease, beta-thalassemia and heart failure with preserved ejection fraction, as well to discontinue its development plans with respect to IMR-261. The Workforce Reduction is expected to be substantially completed by the end of the second quarter of 2022.  The Workforce Reduction is designed to substantially reduce the Company’s operating expenses while the Company undertakes a comprehensive assessment of its strategic options to maximize shareholder value.

Affected employees will be offered separation benefits, including severance payments, healthcare coverage and related benefits. The Company expects to record a one-time restructuring charge of approximately $2.0 to $2.2 million primarily related to severance, healthcare coverage and other employee termination-related costs in the second quarter of 2022. The estimate of costs that the Company expects to incur, and the timing thereof, are subject to a number of assumptions and actual results may differ. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the Workforce Reduction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Workforce Reduction, Kenneth Attie, M.D., the Company’s Chief Medical Officer will separate from the Company effective April 20, 2022.

Item 8.01	Other Events.

On April 5, 2022, the Company issued a press release announcing results from interim analyses of its Ardent Phase 2b clinical trial of tovinontrine in patients with sickle cell disease and Forte Phase 2b clinical trial of tovinontrine in patients with beta-thalassemia, and its decision to discontinue the Ardent and Forte trials as well as the further development of tovinontrine in sickle cell disease and beta-thalassemia.   On April 10, 2022, the Board of the Company determined to also discontinue development of tovinontrine in heart failure with preserved ejection fraction, as well as the Company’s development plans with respect to IMR-261.  The Company has initiated a process to comprehensively evaluate its strategic options to maximize shareholder value.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations and plans, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the Company’s (i) workforce reduction and future charges expected to be incurred in connection therewith, (ii) plans to discontinue development of tovinontrine and IMR-261 and (iii) plans to initiate a process to evaluate its strategic options. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the impact of extraordinary external events, such as the risks and uncertainties resulting from the impact of the COVID-19 pandemic; the risk that the Company may not be able to successfully implement its strategic plans; and other factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and in other filings that the Company makes with the Securities and Exchange Commission in the future. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMARA INC.

Date: April 13, 2022	By:	/s/ Rahul D. Ballal, Ph.D.
Name: Rahul D. Ballal
Title: President and Chief Executive Officer